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                Exhibit 10.5 to Form 8-K dated July 12, 1996    File No. 0-25022
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                      O P T I O N   T O   P U R C H A S E

     Option to Purchase dated this 26th day of June, 1996, among CASINO CASINO PLC, a company organized in the Island of Nevis under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, whose address is P.O. Box 556, Main Street, Charlestown, Nevis ("CasinoCorp"); and E.V.A. LIMITED, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219, whose address is c/o Casino Peniston, Peniston Valley, St. Vincent and the Grenadines ("EVA");

                                  WITNESSETH:

     A. West Indies Casinos and Consultants Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Landlord"), owns in fee simple that certain property described as all that part or portion of the main building situated at the town of Peniston, on a portion of the Peniston Estate in the Parish of St. Andrew in the State of St. Vincent and the Grenadines, being the portion of the buildings there situated known as the Emerald Valley Resort and Casino in which a gambling casino is operated known as "Casino Peniston", including the bar area lounge, rooms, restrooms, office and the generator room, and including all gaming table apparatus, cutlery, furniture, fixtures and equipment (collectively, the "Casino Premises"), together with the immediate curtilage and the front gardens and lawn and the first buildings which contain Chalets 7/8, 9/10, and 11/12, including all furniture, fixtures, equipment and bedding. All such premises, including the Casino Premises, are hereinafter referred to as the "Demised Premises."

     B. Emerald Isle Casino Limited, a limited liability company organized in St. Vincent and the Grenadines under the provisions of the Companies Act, Chapter 219 ("Emerald Isle"), holds a valid gaming license granted under the relevant laws of St. Vincent and the Grenadines to operate a casino and gaming operations on the Casino Premises (the "License").

     C. Pursuant to that certain Lease dated December 31, 1994, among Landlord, Emerald Isle and San Jose Group, an unincorporated partnership of Thomas Evans and Richard C. Ayers ("San Jose Group"), the San Jose Group was granted a lease of (i) the Demised Premises generally and of the Casino Premises specifically, and (ii) the License itself and all right of Emerald Isle to operate a casino or gaming operations on the Casino Premises or elsewhere pursuant to the License, all for six (6) one-year periods commencing with the year beginning on February 1, 1995 and ending January 31, 1996, and for the five (5) succeeding one-year periods thereafter, ending on January 31, 2000 (the "Premises and Casino Lease").

     D. San Jose Group has, by instrument dated February 1, 1995, assigned all of its rights whatever in, to and under the Premises and Casino Lease to EVA (the "Lease Assignment").

     E. CasinoCorp wishes to obtain an option to purchase from EVA for cash all of the issued and outstanding shares (equity membership interests) of EVA, except as may be required by law or otherwise to be retained by citizens or residents of St. Vincent and the Grenadines, or alternatively, to purchase for the same amount a direct assignment of the Premises and Casino Lease.

     NOW, THEREFORE, for and in consideration of the sum of US$10.00 cash paid in hand, the receipt and sufficiency of which both parties acknowledge, the parties covenant as follows:

SECTION 1.       GRANT OF OPTION.

     On the terms and subject to the conditions of this Agreement, EVA hereby grants to CasinoCorp an option (the "Option") to purchase, for the sum of US$500,000.00 in lawful monies of the United States of America, paid in cash (the "Exercise Price"), a direct assignment by EVA of the Premises and Casino Lease, to be evidenced by a written form of assignment and such other documentation as shall be necessary or customary under island law or as required by island
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counsel, which shall include all rights whatever to the Demised Premises and to operate the casino on the Casino Premises. Alternatively, for such cash payment, CasinoCorp shall purchase all of the issued and outstanding shares of capital stock of EVA, excepting such nominal number of those shares as may be required by law or otherwise to be retained by citizens or residents of St. Vincent and the Grenadines (the "Option Shares"). The parties acknowledge that the share capital of EVA consists of 50,000 shares, $1.00 each. EVA shall use its best efforts to obtain the signatures upon this Agreement of all holders of Option Shares. The Option Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of EVA or any other person. EVA, and/or the registered shareholders of EVA, as the case may be, shall be responsible for any sales, income or other taxes or charges payable by them in respect of the assignment of the Premises and Casino Lease or the sale of the Option Shares.

     Unless sooner terminated by law or by its own terms, this Option shall be binding and irrevocable for the period commencing on the effective date of this Agreement and ending on 5:00 o'clock PM (Eastern Time) on the date which is exactly eighteen (18) months later (the "Option Period").

     In the event that CasinoCorp exercises this Option by purchasing the Option Shares, at the closing of the purchase all certificates evidencing the Option Shares shall be delivered to CasinoCorp, each duly endorsed by the registered holder with signature duly witnessed, or together with a stock assignment duly signed by the registered holder with signature medallion guaranteed or notarized and, if the holder is a corporation or other entity, a corporate resolution or other documentation evidencing the presenter's authority to sell and deliver the shares.

SECTION 2.       MANNER OF EXERCISE.

     CasinoCorp may only exercise this Option by written notice to EVA delivered by facsimile or in the form of hard copy to Managing Director at the Casino Premises, to such other person or address as EVA shall later advise in writing. Upon EVA's receipt of the exercise notice, the parties shall as promptly as possible arrange a date, time and place for the closing. So long as EVA receives such notice within the Option Period, this Option shall continue in effect so long as the parties work in good faith to accomplish the closing and shall be extended automatically upon the giving of such notice for such period as is necessary to accomplish the closing or for EVA to deliver schedules or documents requested or required hereunder.

SECTION 3.       CLOSING MATTERS.

     The closing of all transactions herein contemplated shall take place at a date, time and place to be agreed upon by the parties. At the closing, CasinoCorp shall deliver payment of the Exercise Price by means of cashier's or bank check, money order, or certified check, or wire transfer.

SECTION 4.       OFFICERS AND DIRECTORS OF EVA.

     CasinoCorp shall have the sole right to decide and designate who shall be the officers and directors of EVA following consummation of a purchase of the Option Shares. Effective at Closing of a purchase of the Option Shares, all officers and directors of EVA shall at the request of CasinoCorp deliver to CasinoCorp their originally signed resignations from such positions. The persons designated by CasinoCorp shall be elected to the Board of Directors of EVA and shall be elected to such officer positions of EVA as CasinoCorp shall specify.

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF EVA.

     EVA hereby represents and warrants to CasinoCorp that the following are true and correct as of the date hereof and will be true and correct through the closing date as if made on that date:

         (a)  EVA is a limited liability company duly organized, validly existing and in good standing under the provisions of the Companies Act,
Chapter 219, of St. Vincent and the Grenadines, with all requisite power and authority to carry on the business in which it is engaged, to operate Casino Peniston under the Casino License, to have and hold the Premises and Casino
Lease in accordance with its terms.
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         (b)  As of the effective date of this Agreement, the authorized capital stock of EVA consists of 50,000 shares of stock, $1.00 each, of which 50,000 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. CasinoCorp shall be given a current list of the registered holders of all such outstanding shares and the number of shares held by each. No shares of preferred stock are authorized. EVA is not a party to or bound by any agreement, option, warrant or other instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby EVA is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for its capital stock. EVA has in effect no pension, profit-sharing or similar plan.

         (c) There are no claims, actions, suits, proceedings or investigations of any kind pending or threatened against or affecting EVA or any of its properties or assets or business anywhere in the world.

         (d) EVA has complied in all material respects with the Premises and Casino Lease and the Casino License and all applicable laws, regulations and rules, applicable to its business or properties.

         (e) Prior to the Closing, EVA shall have furnished to CasinoCorp copies of EVA's unaudited Balance Sheets, Statements of Income and Expense, Statements of Cash Flows, Statement of Changes in Financial Position and Statement of Shareholders' Equity for such periods as reasonably requested.

         (f) All taxes, assessments and other charges owing to St. Vincent and the Grenadines or to any taxing authority therein at the time of closing shall have been paid or shall be deducted from the Exercise Price and all applicable tax returns properly filed.

         (g) EVA shall provide a schedule of all movable property (personal property) it owns, all other property it owns, and all property of which it has use under the Premises and Casino Lease or the Casino License.

         (i) EVA shall provide a listing of all contracts to which it is a party other than the Premises and Casino Lease. With respect to each such contract, except as disclosed in writing to CasinoCorp (i) EVA is not in default, (ii) the contract is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, and (iii) the contract will continue after the Closing to be legal, valid, binding, in full force and effect in accordance with its terms.

         (j) EVA shall provide a schedule and description of all policies of insurance (type of policy, coverage amounts, deductibles, etc.) of EVA in force. All such policies shall be in force at the time of the Closing.

         (k) EVA is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to EVA by any officer, director, employee or shareholder thereof, except as disclosed in writing to CasinoCorp.

         (l) EVA shall provide a schedule of the annual rate of compensation (including benefits) of all full-time employees of EVA. There is no obligation, commitment or past repetitive historical practice of EVA to pay bonuses, royalties or other similar compensation designed to reward past performance, create incentive for future performance or otherwise to any director or officer or other employee of EVA except as set forth on this schedule.

         (m) The execution, delivery and performance by EVA of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action EVA. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by EVA and constitutes and will constitute legal, valid and binding obligations of EVA, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         (n) No consent, approval, authorization or order of any court, or other agency or authority of St. Vincent and the Grenadines is required for EVA to consummate this Agreement.
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         (o)  EVA does not have any powers of attorney, general or special, or similar instruments or empowerments outstanding.

         (p) The Casino and Premises Lease was duly executed and consummated and was duly approved by all requisite corporate action of Landlord and Emerald Isle and is in full force and effect and is not in default in any way. The Lease Assignment was duly executed and consummated, and EVA obtained thereunder a valid and legal assignment of all rights whatever of San Jose Group and San
Jose Group's partners in, to and under the Premises and Casino Lease. Further, EVA is in full legal and actual possession of the Demised Premises and Casino Premises and is operating Casino Peniston in accordance with the License.

SECTION 6.       REPRESENTATIONS AND WARRANTIES OF CASINOCORP.

     CasinoCorp hereby represents and warrants to EVA that the following are true and correct as of the date hereof and will be true and correct through the closing date as if made on that date:

         (a) CasinoCorp is a company duly organized, validly existing and in good standing in the Island of Nevis under Section 4(6) of the Nevis Business Corporation Ordinance 1984, as amended, with all requisite power and authority to operate Casino Peniston under the Casino License, to have and hold the Premises and Casino Lease in accordance with its terms. CasinoCorp has not previously had operations of any kind and has no material assets or liabilities.

         (b) There are no claims, actions, suits, proceedings or investigations of any kind pending or threatened against or affecting CasinoCorp anywhere in the world.

SECTION 7.       ASSIGNMENT.

     CasinoCorp may assign this Option without EVA's prior consent to Chelsea Atwater, Inc., a Nevada corporation, and shall give EVA at least thirty (30) days' written notice thereof prior to the effectiveness of such assignment. This Option shall be exercisable in accordance with its terms by any permitted successor or assignee or legal representative of CasinoCorp. EVA may not assign or transfer any of its obligations or duties hereunder.

SECTION 8.       MISCELLANEOUS PROVISIONS.

         (a) This Option shall be binding upon the parties, and respective successors, assigns and legal representatives and shall be governed and interpreted under the laws of St. Vincent and the Grenadines. This Agreement shall be interpreted as if all parties shared equally in its drafting and preparation.


         (b) This Option shall terminate only upon due exercise of this Option and sale and delivery of the Option Shares, assignment and delivery of the Premises and Casino Lease or expiration of the Option Period. The right of CasinoCorp to exercise this Option is not contingent on any fact, event, thing or person whatsoever other than timely exercise and payment of the Exercise Price.

         (c) The parties agree to conduct themselves and their mutual dealings in connection with this Agreement in accordance with the highest standards of commercial honor.

         (d) This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         (e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be
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added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         (f) The parties shall bear their own fees and expenses incurred in connection with the transactions contemplated herein.

         (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     IN WITNESS WHEREOF, the parties have executed this Option to Purchase, and initialled each preceding page hereof, on the date first above indicated.

CASINO CASINO PLC:                       E.V.A. LIMITED:



By:  /s/ Michael Ryan                    By:  /s/ Thomas Evans
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         Authorized Officer                       Managing Director